AMENDMENT TO SCHEDULE A

 TO THE AMENDED AND RESTATED SERVICES AGREEMENT DATED NOVEMBER 1, 2006, BETWEEN
                     ALLIANZ VARIABLE INSURANCE PRODUCTS TRUST
                       AND BISYS FUND SERVICES OHIO, INC.
                               AMENDED MAY 1, 2007

THE PORTFOLIOS LISTED IN THE ABOVE NAMED SCHEDULE ARE REPLACED WITH THE
                           FOLLOWING LIST OF PORTFOLIOS:

                                   PORTFOLIOS

                         LIST OF FUNDS OF THE VIP TRUST



AZL AIM Basic Value Fund
AZL AIM International Equity Fund
AZL Columbia Technology Fund
AZL Davis NY Venture Fund
AZL Dreyfus Founders Equity Growth Fund
AZL Dreyfus Premier Small Cap Value Fund
AZL First Trust Target Double Play Fund
AZL Franklin Small Cap Value Fund
AZL Jennison 20/20 Focus Fund
AZL Jennison Growth Fund
AZL LMP Large Cap Growth Fund
AZL LMP Small Cap Growth Fund
AZL Legg Mason Growth Fund
AZL Legg Mason Value Fund
AZL Money Market Fund
AZL NACM International Fund
AZL Neuberger Berman Regency Fund
AZL OCC Opportunity Fund
AZL OCC Renaissance Fund
AZL OCC Value Fund
AZL Oppenheimer Developing Markets Fund
AZL Oppenheimer Global Fund
AZL Oppenheimer International Growth Fund
AZL Oppenheimer Main Street Fund
AZL PIMCO Fundamental IndexPLUS Total Return Fund
AZL S&P 500 Index Fund
AZL Schroder International Small Cap Fund
AZL Small Cap Stock Index Fund
AZL TargetPLUS Balanced Fund
AZL TargetPLUS Equity Fund
AZL TargetPLUS Moderate Fund
AZL TargetPLUS Growth Fund
AZL Van Kampen Aggressive Growth Fund
AZL Van Kampen Comstock Fund
AZL Van Kampen Equity and Income Fund
AZL Van Kampen Global Franchise Fund
AZL Van Kampen Global Real Estate Fund
AZL Van Kampen Growth and Income Fund
AZL Van Kampen Mid Cap Growth Fund
AZL Van Kampen Strategic Growth Fund



ALLIANZ VARIABLE INSURANCE                          BISYS FUND
PRODUCTS TRUST                                      SERVICES OHIO, INC.

By: /s/ Brian Muench                                /s/ Fred Nadaff

Name: Brian Muench                                  Fred Nadaff

Title:   Vice President                             President




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